Exhibit 99.1
Keros Therapeutics Announces Participation at Upcoming Healthcare Conferences

LEXINGTON, Mass., Feb. 18, 2026 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today announced that Keros’ President and Chief Executive Officer Jasbir S. Seehra, Ph.D., will present at the following healthcare conferences:

Oppenheimer 36th Annual Healthcare Life Sciences Conference
•Date and Time: Wednesday, February 25, 2026 at 11:20 a.m. Eastern time
•Link: https://event.summitcast.com/view/CTtthLh2Bi2D9aYoKpvtEv/V8otRzLTXb58JhbhcNWND2
•Format: Corporate Presentation

TD Cowen 46th Annual Health Care Conference
•Date and Time: Tuesday, March 3, 2026 at 9:50 a.m. Eastern time
•Link: https://event.summitcast.com/view/9z5g2VrV6e6rbCqQgDRoHA/gAsAzarzXsTWnurjwhWYFM
•Format: Fireside Chat Presentation

Leerink Partners Global Healthcare Conference
•Date and Time: Tuesday, March 10, 2026 at 1:00 p.m. Eastern time
•Link: https://event.summitcast.com/view/mT9poctHDNthc6b89WqVjf/4HAHET37grTuDD8oiMF2x7
•Format: Fireside Chat Presentation

For each presentation, an archived replay will be accessible in the Investors section of the Keros website at https://ir.kerostx.com for up to 90 days following the conclusion of each event.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, rinvatercept (KER-065), is being developed for the treatment of Duchenne muscular dystrophy and for the treatment of amyotrophic lateral sclerosis. Keros’ most advanced product candidate, elritercept, is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Contacts

Investor Contact:
Justin Frantz
jfrantz@kerostx.com
617-221-6042

Media Contact:

Mahmoud Siddig / Adam Pollack / Viveca Tress
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449